                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                  Scopia Management, Inc.

Address:                               152 West 57th Street, 33rd Floor
                                       New York, NY 10019

Date of Event Requiring Statement:     12/29/17

Name:                                  Matthew Sirovich

Address:                               152 West 57th Street, 33rd Floor
                                       New York, NY 10019

Date of Event Requiring Statement:     12/29/17

Name:                                  Jeremy Mindich

Address:                               152 West 57th Street, 33rd Floor
                                       New York, NY 10019

Date of Event Requiring Statement:     12/29/17